UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2. Advisory (non-binding) approval of the 2025 compensation of The Bancorp, Inc.'s named executive officers. 3. Advisory (non-binding) ratification of the appointment of Crowe LLP as The Bancorp, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2026. In their discretion, the designated proxies named in the Proxy Statement are authorized to vote upon such other business as may properly come before the meeting and any adjournment, postponement or continuation thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE IN PROPOSAL 1, AND A VOTE "FOR" EACH OF PROPOSALS 2 AND 3. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to electronically access and review all of the important information contained in the proxy materials before voting online using the instructions below. If you want to receive a paper or e-mail copy of the proxy materials and/or vote by mail using a physical proxy card, you must request these materials. There is no charge to you for requesting these materials. To facilitate timely delivery, please make the request as instructed below before May 13, 2026. Please visit: https://investors.thebancorp.com/financial-information/proxy-materials/default.aspx, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Annual Report TO REQUEST MATERIAL: TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-6210 worldwide E-MAIL: help@equiniti.com WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card and vote online, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 P.M. Eastern Time on May 26, 2026 (the day before the meeting). VIRTUALLY: You may vote your shares virtually at the Annual Meeting. MAIL: You may request a physical proxy card by following the instructions above. JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 THIS IS NOT A VOTABLE BALLOT. This is an overview of the proposals being presented at the Annual Meeting. Please note that you cannot use this notice to vote by mail. Important Notice Regarding the Internet Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders of THE BANCORP, INC. to be held at 10:00 A.M. Eastern Time on May 27, 2026 virtually at: https://edge.media-server.com/mmc/p/5bkc5u9i (password: bancorp2026) 1. Election of ten directors to serve for a term of one year until the 2027 annual meeting of stockholders. Dwayne L. Allen Todd J. Brockman Matthew N. Cohn Cheryl D. Creuzot Hersh Kozlov Damian M. Kozlowski William H. Lamb James J. McEntee III Stephanie B. Mudick Mark E. Tryniski